Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-64187, 333-107114, 333-132036 and Post-effective Amendment No. 1 to Form S-8 No. 033-64187) pertaining to The Lincoln Electric Company Employee Savings Plan of Lincoln Electric Holdings, Inc. of our report dated June 17, 2011, with respect to the financial statements and schedule of The Lincoln Electric Company Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 17, 2011